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                                                                  EXHIBIT 10.87


                              AYO CLAIMS AGREEMENT


THIS AYO CLAIMS AGREEMENT, entered into as of this _____ day of ___________, 199__, between THE FLORIDA WINDSTORM UNDERWRITING ASSOCIATION (the "FWUA") and _______________________________________________ (the "Company").

                                R E C I T A L S:

The Company writes homeowner's policies, in FWUA Eligible Areas in Florida. Such policies may exclude windstorm coverages and, if so, such windstorm coverages are written with the FWUA. In the event of losses under FWUA policies, the FWUA has agreed to appoint the Company to process and handle claims on properties which are covered both by the Company's policies and FWUA policies (the "FWUA Claims").

NOW, THEREFORE, it is agreed as follows:

1. APPOINTMENT. The FWUA hereby appoints the Company to process, handle and adjust all FWUA Claims on properties which are covered both by an FWUA policy and a policy issued by the Company.

2. TERM AND TERMINATION. This Agreement shall commence on the above date and shall continue for a period of one (1) year thereafter or until terminated under Section 6, whichever first occurs. If not terminated under Section 6 before the end of such one (1) year term, it shall continue in effect for successive one (1) year terms or until this Agreement has been terminated under Section 6 hereof, whichever occurs first.

3.  POWERS AND DUTIES OF THE COMPANY. The Company shall:
    (a) process and adjust all FWUA Claims and perform its obligations in compliance with the FWUA's Adjuster Manual and in conformance with generally accepted standards in the claims adjustment business and in a manner comparable to the services performed by the Company in the voluntary market and not in violation of any statute governing unfair claim-handling practices, exercising at all times ordinary care and diligence in the performance of such duties (the "Servicing Standards");

    (b) transmit to the FWUA, promptly after a loss occurrence, copies of all loss notices (which shall contain such information as the FWUA shall require) and, when the FWUA Claim has been fully adjusted, furnish a closing report and such back-up documentation supporting payment of the FWUA Claims as the FWUA shall reasonably require;

    (c) advance all payments and engineering expenses required by the Adjuster Manual;

    (d) assign all FWUA Claims to approved, independent adjusting firms or qualified adjusting staff in accordance with the Company's established standards; and

    (f) in the event of litigation, promptly forward the matter to the FWUA for handling,

4.  POWERS AND DUTIES OF THE FWUA. The FWUA shall:

    (a) upon receipt of loss notices, verify coverages, establish reserves and set up a file pending receipt of prescribed status reports and/or closing report;

    (b) upon receipt of closing report and back-up documentation acceptable to the FWUA, pay all FWUA Claims;

    (c) provide such coverage information on policies involving
        FWUA Claims as the Company shall reasonably require;
    (d) provide the Company with copies of the FWUA Adjuster Manual and copies of all amendments to its Manual of Procedures or other documents which affect FWUA obligations to its policyholders;
    (e) provide training on policy coverages and other matters on an as-needed basis, including the adjuster "Train the Trainer" programs for the Company's use in the certification of staff and independent adjusters.

5.  COMPENSATION.

    (a) The FWUA shall pay to the Company for the performance of its services hereunder an administrative fee equal to 3.3% of the amount of each loss paid.

    (b) The FWUA shall reimburse the Company for the fees and expenses of all staff adjusters and independent adjusters in accordance with the current FWUA Adjuster Fee schedule attached hereto.

    (c) The Company shall be entitled to receive only such fees and cost reimbursements as are specifically authorized under this Agreement and shall not receive reimbursement for any costs, fees, fines, penalties, damages or expenses incurred in any proceeding arising from: (i) the failure of the Company to perform its services hereunder in accordance with the Servicing Standards, as reasonably applied; or (ii) a finding that the Company acted in bad faith in the adjustment of an FWUA Claim.
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    (d) The Company shall be compensated for its services and shall be reimbursed for its expenses hereunder within 30 days after payment of an FWUA Claim.

6. TERMINATION. Either party may terminate this Agreement upon 90 days written notice to the other. All books, records, files, policies, contracts, supplies and related material furnished by the FWUA to the Company in the performance of its services hereunder shall remain the property of the FWUA and shall be returned by the Company to the FWUA upon termination.

7. RELATIONSHIP OF THE PARTIES. The Company shall be deemed an independent contractor, performing its services hereunder free from any supervision or control by the FWUA, except as may be exercised by the FWUA in connection with enforcing the Servicing Standards. The Company shall have no right or authority to bind or obligate the FWUA with respect to any FWUA Claim without the prior approval of the FWUA. All employees or agents of the Company performing duties hereunder shall be solely and exclusively under the Company's direction and control and shall not be deemed employees of the FWUA.

8.  AUDIT.

    (a) The Company shall maintain adequate books, records, reports and other documents relating to its services hereunder which shall be separate and apart from those pertaining to services performed by it in the voluntary market and all of them shall be open for inspection, audit and copying by the FWUA and its agents or other representatives at all reasonable time. The Company shall cooperate fully with all of such agents or other representatives during audits or examinations conducted by them and shall permit them to have full access during normal business hours of all such books, records, reports and other material.

    (b) At any time during the term hereof and on or before one hundred twenty
        (120) days after the termination hereof, the FWUA may conduct an audit of the Company's FWUA operations to determine whether the Company has performed its obligations hereunder in compliance with the Servicing Standards and this Agreement.

9.  INDEMNIFICATION.

    (a) The Company agrees to indemnify the FWUA against and hold it harmless from any and all payments of money (including fines, damages, liabilities, liens, losses, costs and expenses, including attorneys' fees, whether incurred in anticipation of trial, at trial or on appeal), imposed on, incurred by or asserted against the FWUA, arising out of or resulting directly or indirectly from the obligations of the Company under Section 3 of this Agreement or arising out of any claim, action, suit or proceeding relating to the obligations of the Company under Section 3 hereof.

    (b) The FWUA agrees to indemnify the Company against and hold it harmless from any and all payments of money (including fines, damages, liabilities, liens, losses, costs and expenses, including attorneys' fees, whether incurred in anticipation of trial, at trial or on appeal), imposed on, incurred by or asserted against the Company, arising out of or resulting directly or indirectly from the obligations of the FWUA under Section 4 of this Agreement or arising out of any claim, action, suit or proceeding relating to the obligation's of the FWUA under Section 4 hereof.

10. ARBITRATION. Any dispute between the FWUA and the Company (the "parties") regarding performance of the provisions of this Agreement shall be resolved by the parties and if not so resolved, shall be resolved solely by binding arbitration in accordance with rules and procedures of the American Arbitration Association (AAA). When demand for arbitration is made, each party will select an arbitrator and the two arbitrators will select a third from a panel provided by the AAA. Arbitrators shall have familiarity with dispute resolution in the insurance industry. Each party will pay the expenses it incurs and bear the expenses of the third arbitrator equally. Unless both parties agree otherwise, arbitration will take place in Duval County, Florida. All decisions of the arbitrators will be binding on the parties.

11. MISCELLANEOUS.

    (a) This Agreement shall be binding upon the parties and their legal representatives, successors and assigns and is being executed and is intended to be performed in the State of Florida and shall be construed, interpreted and enforced in accordance with the laws of that state.

    (b) Neither this Agreement nor any term hereof may be changed, waived, discharged, amended or terminated orally, but only by an instrument in writing signed by the parties.

    (c) This Agreement is solely between the FWUA and the Company and no insured, agent, producer, claimant or other person having or asserting a claim against either the FWUA or the Company shall have or acquire any rights by reason of the execution and delivery of this Agreement or the performance of any obligations or duties hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date and year first above written.

                                                         FWUA:

Attest:                                   FLORIDA WINDSTORM
                                          UNDERWRITING ASSOCIATION


                                          By: /s/ William Schmitz
                                             ----------------------------------

                                          Title: Assistant Manager
---------------------------------               -------------------------------
Secretary


                                                       COMPANY:

Attest:                                   BANKERS INSURANCE GROUP


                                          By: /s/ Robert S. Gantley
                                             ----------------------------------

                                          Title: Vice President - Claims
---------------------------------               -------------------------------
Secretary



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